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EXHIBIT 10(h)

[GRAPHIC OMITTED]      SILICON VALLEY BANK

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

BORROWER:      CAM DATA SYSTEMS, INC.

ADDRESS:       17520 NEWHOPE STREET, SUITE 100
               FOUNTAIN VALLEY, CALIFORNIA  92708

DATE:   JANUARY 9, 1998


        THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

        The Parties agree to amend the Loan and Security Agreement between them, dated June 30, 1992, as amended by that certain Amendment to Loan Agreement dated July 7, 1993, as amended by that Amendment to Loan Agreement dated June 28, 1994, as amended by that Amendment to Loan Agreement dated July 17, 1995, as amended by that Amendment to Loan and Security Agreement dated July 18, 1996, as amended by that Amendment to Loan Agreement dated January 9, 1997 (as so amended and as otherwise amended from time to time, the "Loan Agreement"), as follows. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

        1. AMENDED SCHEDULE. The Schedule to Loan and Security Agreement is amended, effective on the date hereof, to read as set forth on the Amended Schedule to Loan and Security Agreement attached hereto.

        2. FACILITY FEE. Borrower shall concurrently pay to Silicon a facility fee in the amount of $2,800, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.


        3. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct. Further, the Borrower hereby represents and warrants to Silicon that all information provided to Silicon in the Representations and Warranties form dated July 2, 1996 remains complete and accurate as of the date hereof and the agreements, representations and warranties set forth in such form are hereby incorporated into this Agreement as though set forth herein in full.


        4. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the


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representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

  BORROWER:                                      SILICON:

  CAM DATA SYSTEMS, INC.                         SILICON VALLEY BANK



  BY                                        BY
    ----------------------------------        ---------------------------------
        PRESIDENT OR VICE PRESIDENT
                                            TITLE
                                                 ------------------------------
  BY
    ----------------------------------
       SECRETARY OR ASS'T SECRETARY


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[GRAPHIC OMITTED]      SILICON VALLEY BANK

                               AMENDED SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:             CAM DATA SYSTEMS, INC.
ADDRESS:              17520 NEWHOPE STREET, SUITE 100
                      FOUNTAIN VALLEY, CALIFORNIA  92708

DATE:          JANUARY 9, 1998

CREDIT LIMIT
(Section 1.1):              An amount not to exceed the lesser of: (i)
                            $1,500,000 at any one time outstanding; or (ii) 75% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing. "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed; PROVIDED THAT prior to the satisfactory completion of an audit pursuant to
                            Section 4.5 of the Loan Agreement, Loans hereunder shall in no event exceed $500,000.

                            Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from an account debtor outside the United States (unless pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing.

LETTERS OF CREDIT SUBLIMIT  Silicon, in its discretion, will from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $500,000, upon the request of the Borrower and upon execution and delivery by the Borrower of Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit


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                            Documentation"). Fees for the Letters of Credit
                            shall be as provided in the Letter of Credit
                            Documentation. The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

INTEREST RATE (Section 1.2): A rate equal to the "Prime Rate" in effect from time to time, plus 1.00% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

LOAN ORIGINATION FEE
(Section 1.3):              SEE AMENDMENT TO LOAN AND SECURITY AGREEMENT OF EVEN
                            DATE.

MATURITY DATE
(Section 5.1):              JANUARY 8, 1999


PRIOR NAMES OF BORROWER
(Section 3.2):              SILVER PLUS

TRADE NAMES OF BORROWER
(Section 3.2):              NONE

OTHER LOCATIONS AND ADDRESSES
(Section 3.3):              1202 HIGH TECH CIRCLE., HENDERSON, NV 89015; AND
                            352 VILLAGE STREET, MILLIS, MA 02054

MATERIAL ADVERSE LITIGATION
(Section 3.10):             NONE

NEGATIVE COVENANTS-EXCEPTIONS
(Section 4.6):              Without Silicon's prior written consent, Borrower
                            may do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock pursuant to any employee stock purchase or benefit plan, provided that the total amount paid by Borrower for such stock does not exceed $100,000 in any fiscal year.

 FINANCIAL COVENANTS
(Section 4.1):              Borrower shall comply with all of the following
                            covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

    QUICK ASSET RATIO:      Borrower shall maintain a ratio of "Quick Assets" to
                            current liabilities of not less than 1.25 to 1.


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    TANGIBLE NET WORTH:     Borrower shall maintain a tangible net worth of not
                            less than $2,500,000.

    DEBT TO TANGIBLE
    NET WORTH RATIO:        Borrower shall maintain a ratio of total liabilities
                            to tangible net worth of not more than 1.00 to 1.

    PROFITABILITY           Borrower shall not incur a loss (after taxes) in any
                            fiscal year, except that in a single fiscal quarter during each fiscal year Borrower may incur a loss
                            (after taxes) in an amount not to exceed $200,000.

    DEFINITIONS:            "Current assets," and "current liabilities" shall
                            have the meanings ascribed to them in accordance with generally accepted accounting principles.

                            "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

                            "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

    SUBORDINATED DEBT:      "Liabilities" for purposes of the foregoing
                            covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

    DEFERRED REVENUES:      For purposes of the above Quick Asset Ratio,
                            deferred revenues shall not be counted as current liabilities. For purposes of the above debt to tangible net worth ratio, deferred revenues shall not be counted in determining total liabilities but shall be counted in determining tangible net worth for purposes of such ratio. For all other purposes deferred revenues shall be counted as liabilities in accordance with generally accepted accounting principles.

OTHER COVENANTS
(Section 4.1):              Borrower shall at all times comply with all of the
                            following additional covenants:

                            1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon.

                            2. BORROWING BASE CERTIFICATE AND LISTING. At all times that any Obligations remain outstanding, within 20 days after the end of each month, Borrower shall provide Silicon with a Borrowing Base Certificate in such form as Silicon shall


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                            specify, and an aged listing of Borrower's accounts
                            receivable and accounts payable. At all other times, within 30 days after the end of each fiscal quarter, Borrower shall provide Silicon with a Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts receivable. Additionally, prior to any new Loans being advanced, Borrower shall provide Silicon with a current Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts receivable and accounts payable.

                            3. INDEBTEDNESS. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $100,000 at any time outstanding.

                            4. COPYRIGHT SECURITY AGREEMENT. Borrower shall continue in full force and effect the Security Agreement in Copyrighted Works, executed by Borrower in favor of Silicon. The Borrower shall cause the Security Agreement in Copyrighted Works to remain in full force and effect while any Obligations remain outstanding.

                            5. ACCOUNTS RECEIVABLE AUDITS. No accounts receivable audits as set forth under Section 4.5 of this Agreement shall be required during periods in which no Obligations remain outstanding. An accounts receivable audit as set forth under Section 4.5 of this Agreement shall be conducted and completed, with satisfactory results, within 30 days after any new Loan is made hereunder. Additionally, at all times that


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                            any Obligations remain outstanding, the accounts
                            receivable audits by third parties retained by Silicon as set forth in Section 4.5 of this Agreement shall be conducted on a semi-annual basis.

                                   BORROWER:

                                      CAM DATA SYSTEMS, INC.


                                      BY
                                        ----------------------------------------
                                                     PRESIDENT OR VICE PRESIDENT

                                      BY
                                        ----------------------------------------
                                                    SECRETARY OR ASS'T SECRETARY

                                   SILICON:

                                      SILICON VALLEY BANK


                                      BY
                                        ----------------------------------------
                                      TITLE
                                           -------------------------------------

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